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                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 11, 2000 included in Professional Transportation Group Ltd., Inc.'s Form 10-K for the year ended December 31, 1999 as to all references to our Firm included in this registration statement.


/s/ Yohalem Gillman & Company LLP

New York, New York
July 6, 2000